ADDENDUM TO EMPLOYMENT AGREEMENT

C. Thomas Chalstrom (“Chalstrom”), North Central Bancshares, Inc.(“FFFD”) and First Federal Savings Bank of Iowa (“First Federal”), collectively  (“the Companies”) hereby mutually agree that the following provision shall be incorporated as paragraph 7(h) into the Employment Agreement between the Parties, entered into on April 22, 2011:

7. (h)
Good Reason Resignation/Permanent Reassignment in Location.  Your employment will automatically terminate upon your timely resignation following an unremedied permanent reassignment to a location more than thirty-five (35) miles from the location to which you were assigned as of the Effective Date of this Agreement.

i.
If you choose to resign due to a Permanent Reassignment in Location, you must first give notice to the Companies within thirty (30) days after you are notified of the intended relocation and then allow the Companies thirty (30) days to remedy the situation.

ii.
In the event the Companies do not remedy the situation after you give timely notice of your intention to resign due to a Permanent Reassignment in Location, then, in return for a full release of all claims and in exchange for the other good and in valuable consideration provided for herein:

(i).	The Companies will pay, on a regular payday basis, the equivalent of your then biweekly base salary, minus applicable withholdings and deductions, for a period of twelve (12) months.

(ii).
If you elect to continue any benefits that are available to you under COBRA, the Companies will pay your COBRA premium(s) for the lesser of (i) twelve (12) months or (ii) until you become eligible for substantially similar benefits through subsequent employment.

The above reference Agreement entered into between the Parties on April 22, 2011, shall otherwise remain in full force and affect.  Agreeing to be legally bound the undersigned enter into this Addendum to Employment Agreement on April 22, 2011.

By: /s/ Robert H. Singer, Jr.	Date: April 22, 2011
Chair
North Central Bancshares, Inc.
Personnel and Compensation Committee

By: /s/ Robert H. Singer, Jr.	Date: April 22, 2011
Chair
First Federal Savings Bank of Iowa
Personnel and Compensation Committee

By: /s/ C. Thomas Chalstrom	Date: April 22, 2011
C. Thomas Chalstrom

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